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                                                                  EXHIBIT 10.28



                                    AGREEMENT

         This Agreement, dated as of October 2, 1999 is made by and between Focus Affiliates, which was formerly known as Intellicell Corp. ("Focus"), and Ben Neman, with reference to the following facts:

         A. Ben Neman and Focus entered into an Agreement, dated as of April 21, 1999, which was amended by Ben Neman and Focus as of April 30, 1999 (the "Settlement Agreement").

         B. Focus has sold merchandise to Cellular Specialists ("CS") for which Focus asserts that there is an unpaid balance owing to Focus of $109,320 (the "CS Unpaid Balance") and that CS is delinquent in paying the CS Unpaid Balance.

         C. As of April 21, 1999 Ben Neman held options to purchase 12,000 shares of Focus common stock at $5.50 per share (the "Ben Neman Options").

         D. On October 31, 1996, Focus granted Bob Neman an option to purchase 35,000 shares of Focus common stock at $5.00 per share (the "Bob Neman Options") pursuant to a NonQualified Stock Option Agreement dated as of October 31, 1996, and none of the Bob Neman Options have been exercised to date.

         E. Ben Neman has informally asserted certain claims (the "Reputational Claims") against Focus and certain of its officers in connection with a newspaper article that appeared in The Daily News on May 5, 1999 and various alleged oral representations concerning Mr. Neman's performance as an officer and director of Focus made by Focus through these officers to third parties.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties to this Agreement hereby agree as follows:

         1. Payment to Neman.

            Focus will make 15 monthly payments to Ben Neman of $14,583.33, each commencing on November 1, 1999. These payments will discharge in full Focus's obligation to make any further payments to Ben Neman under paragraph 3(b) of the Settlement Agreement. All other provisions of the Settlement Agreement will remain in full force and effect. Focus shall issue Ben Neman a Form 1099 at the end of each year for the dollar amounts actually received by him from Focus in that year.

         2. Discharge of CS Unpaid Balance. Pursuant to a separate agreement between CS and Bob Neman, on the one hand, and Focus, on the other hand, CS and Bob Neman shall have no further obligation to pay any amounts to Focus for the CS Unpaid Balance, which will be assigned in full to Ben Neman pursuant to this Agreement. Bob





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Neman hereby releases and discharges Focus and its officers, directors, shareholders, attorneys and other representatives from and against any claims or damages that they may have in connection with their purchase of merchandise from or sale of merchandise to Focus.

         3. Stock Options. Ben Neman and Focus hereby acknowledge and agree that the Ben Neman Options have expired. Bob Neman hereby acknowledges and agrees that the Bob Neman Options are hereby cancelled.

         4. Release of Reputational Claims. Ben Neman hereby agrees to waive and release and discharge Focus and all of its officers, directors, shareholders, attorneys and other representatives from and against any and all of the Reputational Claims and to not assert any of these claims against Focus or any of its officers, directors, shareholders, attorneys or other representatives.

         5. Written Consent. Ben Neman hereby waives any appraisal rights he may have in connection with Focus's acquisition of CWI, which was approved by Focus's stockholders at its September 29, 1999 Annual Meeting of Stockholders. Upon signing this Agreement, Ben Neman will sign a Written Consent of Stockholders in the form attached hereto as Exhibit A.

         6. Representations and Warranties.

            (a) Independent Legal Advice. Each party to this Agreement represents, warrants and agrees that he or it has received independent legal advice from his or its attorneys with respect to the advisability of executing this Agreement.

            (b) No Other Representation. Each party to this Agreement represents, warrants and agrees that, in executing this Agreement, he or it has relied solely on the statements expressly set forth within this Agreement. Each party to this Agreement further represents, warrants and agrees that, in executing this Agreement, he or it has placed no reliance whatsoever on any statement, representation or promise of any other party, or any other person or entity, that is not expressly set forth within this Agreement, or upon the failure of any other party, or any other person or entity, to make any statement, representation or disclosure of anything whatsoever.

            (c) Authority. Each party to this Agreement represents, warrants and agrees that he or it has the full right, power and authority to execute this Agreement and that the person executing this Agreement on his or its behalf has the full right, power and authority to commit and to bind that party fully to the terms of this Agreement.

         7. General.

            (a) California Law Governs. This Agreement shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California. Any lawsuits filed to enforce any provision of this Agreement by any party hereto shall be filed in the Superior Court for the State of California, County of Los Angeles.



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            (b) Litigation Fees. The prevailing party in any litigation with respect to this Agreement will be entitled to recover his or its reasonable attorneys fees and costs.

            (c) No Presumption From Drafting. This Agreement has been negotiated at arm's-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, including, but not limited to,
Section 1654 of the California Civil Code Section, or any other statutes, legal decisions, or common law principles of similar effect, that would require interpretation of any ambiguities in this Agreement against the party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties.

         IN WITNESS WHEREOF, the parties to this Agreement have approved and executed this Agreement as of the date set forth above.


                                        /s/ Ben Neman
                                        ----------------------------------------
                                        Ben Neman


                                        Focus Affiliates, Inc.


                                        By: /s/ David Kane
                                           -------------------------------------

                                        Its: Chief Financial Officer
                                            ------------------------------------




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                                    EXHIBIT A

                    ACTION BY WRITTEN CONSENT OF STOCKHOLDERS
                       OF A MAJORITY OF OUTSTANDING SHARES
                                 OF FOCUS CORP.
                                November 3, 1999

         Pursuant to the applicable provisions of the Delaware Corporation Law and the Bylaws of Focus Corp. (the "Corporation"), the undersigned stockholders (the "Majority Stockholders"), hereby take the following action and adopt the following preambles and resolutions as if said actions and resolutions were adopted at a duly constituted meeting of stockholders held on this date:

         WHEREAS, the Majority Stockholders hold in the aggregate in excess of 50% of the outstanding shares of the Corporation; and

         WHEREAS, the Majority Stockholders desire to approve (a) the Corporation's offering (the "Offering") of $5,000,000 principal amount of convertible subordinated notes (the "Notes") and the conversion of the Notes into shares of the Company's common stock and warrants to purchase common stock, with the terms of the Offering (including the terms for conversion of the Notes) to be substantially as set forth in Exhibit A hereto, with such modifications to such terms as shall be approved by the Corporation's Board of Directors and which are not, in the aggregate, materially less favorable to the Corporation than those set forth in Exhibit A hereto; and (b) the Corporation's financing (the "Financing") through its issuance to Critical Capital Growth Fund, L.P. of $1,000,000 principal amount of senior subordinated notes and warrants to purchase 150,000 shares of the Corporation's common stock, with the terms of the financing to be substantially as set forth in Exhibit B hereto, together with such modifications to such terms as shall be approved by the Corporation's Board of Directors and which are not, in the aggregate, materially less favorable to the Corporation than those set forth in Exhibit B hereto;

         NOW THEREFORE BE IT RESOLVED, that the Offering (including the terms for conversion of the Notes) and the Financing and the transactions contemplated thereunder be and hereby are approved; and

         FURTHER RESOLVED, that any officer of the Corporation is hereby authorized and empowered to prepare, execute and deliver all such documents and instruments and to take all such actions as he deems necessary or advisable in order to carry out and perform any or all of the matters authorized in the foregoing resolutions; and



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         FURTHER RESOLVED, that any and all lawful acts that any officer of the
         Corporation has taken, and any and all agreements or other instruments that any officer of the Corporation has executed on behalf of the Corporation, up to and including the date hereof, with regard to any of the transactions or matters authorized by any or all of the foregoing resolutions, are hereby ratified, confirmed, adopted and approved.

         This Action by Written Consent of Majority Stockholders may be signed in one or more counterparts. The Secretary of the Corporation is hereby instructed to place the original of this Action by Witness Consent of Majority Stockholders in the minutes of this Corporation.

         Executed as of the 3rd day of November, 1999.


MAJORITY STOCKHOLDERS:


----------------------------------         -------------------------------------
Ben Neman                                  Carroll Edwards


----------------------------------         -------------------------------------
Meir Abramov                               Christopher Williams


----------------------------------         -------------------------------------
Paul Skjodt                                Chandler Williams


----------------------------------         -------------------------------------
Edward Kowlowitz                           Cooper Williams



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